                                                                   Exhibit 99.2
                         NOTICE OF GUARANTEED DELIVERY
                           With Respect to Tender of
            Any and All Outstanding 10 1/8% Mortgage Notes due 2012
                                In Exchange For
                        10 1/8% Mortgage Notes due 2012

                                      of
                       Circus and Eldorado Joint Venture
                                      and
                          Silver Legacy Capital Corp.


                Pursuant to the Prospectus dated July 19, 2002



 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 22, 2002, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


                             The Exchange Agent is:
                             THE BANK OF NEW YORK


    By Registered or        Facsimile Transactions:     By Hand or Overnight
     Certified Mail:        (Eligible Institutions            Delivery:
  The Bank of New York               Only)              The Bank of New York
Corporate Trust Operations      (212) 298-1915        Corporate Trust Operations
   Reorganization Unit                                   Reorganization Unit
 101 Barclay Street - 7     To Confirm by Telephone    101 Barclay Street - 7
          East             or for Information Call:             East
New York, New York 10286        (212) 815-5920        New York, New York 10286
    Attn: Ms. Carolle                                     Attn: Ms. Carolle
        Montreuil                                             Montreuil


   Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile, other than as set forth above will not constitute valid delivery.


   As set forth in the prospectus dated July 19, 2002 of Circus and Eldorado Joint Venture and Silver Legacy Capital Corp. (collectively, the "Issuers") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Issuers' offer (the "Exchange Offer") to exchange new 10 1/8% Mortgage Notes due 2012 ("Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of their outstanding 10 1/8% Mortgage Notes due 2012 (the "Old Notes") if the Letter of Transmittal or any other documents required thereby cannot be delivered to the exchange agent, or Old Notes cannot be delivered or if the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the prospectus) by mail or hand delivery or transmitted, via facsimile, to the exchange agent as set forth above. Capitalized terms used but not defined herein shall have the meaning given to them in the prospectus.


   This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

   The undersigned hereby tender(s) to the Issuers, upon the terms and subject to the conditions set forth in the prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the prospectus and in Instruction 2 of the Letter of Transmittal. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder of Old Notes set forth in the Letter of Transmittal.

   The undersigned understands that tenders of Old Notes may be withdrawn if the exchange agent receives at one of its addresses specified on the cover of this Notice of Guaranteed Delivery, not later than 5:00 p.m., New York City time on the Expiration Date, a facsimile transmission or letter setting forth the name of the holder, the aggregate principal amount of Old Notes the holder delivered for exchange, the certificate number(s) (if any) of the Old Notes and a statement that such holder is withdrawing his election to have such Old Notes or any portion thereof exchanged, in accordance with the procedures set forth in the prospectus.

   All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

                           PLEASE SIGN AND COMPLETE


Signature(s) of registered holder(s) or         Date: ______________________________________
Authorized Signatory: _________________________ Address: ___________________________________

_______________________________________________ ____________________________________________

_______________________________________________ ____________________________________________
Name(s) of registered holder(s): ______________ Area Code and Telephone No.: _______________
                                                If Old Notes will be delivered by book-entry
_______________________________________________ transfer,check trust company below:
_______________________________________________
_______________________________________________
Principal Amount of Old Notes Tendered: _______
_______________________________________________ [_] The Depository Trust Company
Certificate No.(s) of Old Notes (if available):
_______________________________________________ Depository Account No. _____________________

   DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes exactly as their name(s) appear on certificate(s) for the Old Notes or, if tendered by a participant in one of the book-entry transfer facilities, exactly as such participant's name appears on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                     Please print name(s) and address(es)

  Name: _____________________________________________________________________
  ___________________________________________________________________________
  Capacity: _________________________________________________________________
  Address(es): ______________________________________________________________
  ___________________________________________________________________________
  ___________________________________________________________________________

                             GUARANTEE OF DELIVERY
                   (Not to be used for Signature Guarantee)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby
  (i) represents that the above-named persons are deemed to own the Old Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that such tender of Old Notes complies with Rule 14e-4 and (iii) guarantees that the Old Notes tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Old Notes into the exchange agent's account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the exchange agent at its address set forth above within three New York Stock Exchange trading days after the date of execution hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the exchange agent and must deliver the Letter of Transmittal and Old Notes to the exchange agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

  Name of Firm: _____________________________________________________________

  ___________________________________________________________________________

  Authorized Signature: _____________________________________________________

  Title: ____________________________________________________________________

  Address: __________________________________________________________________

  ___________________________________________________________________________
                                  (Zip Code)

  Area Code and Telephone Number: ___________________________________________